                                                                   Exhibit 10.26

                              ASSUMPTION AGREEMENT
                           (hereinafter "Agreement")

                                 by and between

            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
                       (hereinafter called the "Company")

                                      and

           MANUFACTURER'S INDEMNITY AND INSURANCE COMPANY OF AMERICA
                          (hereinafter called "MIICA")

                                      and

                         WERNER HOLDING CO. (PA), INC.
                         (hereinafter called "Werner")

     WHEREAS, it is the intent of the parties hereto that effective as of 12:01 a.m., March 31, 1998 (the "Effective Date"), the Company shall assume all rights, duties, and obligations of MIICA with respect to certain policies of insurance (listed in Schedule A and attached hereto, the "Policies") issued by MIICA to Werner and its subsidiaries and that MIICA shall be relieved of all insurance obligations and risks transferred hereunder.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

ASSUMPTION OF RIGHTS, DUTIES AND LIABILITIES

     MIICA hereby transfers and assigns to the Company and the Company hereby accepts and assumes, all of MIICA's rights, duties, liabilities and obligations with respect to the Policies. The parties agree that the Company shall be bound by and undertakes to perform MIICA's obligations under the Policies in all respects as if the Company rather than MIICA were the original party to the Policies.

                                   ARTICLE II

RELEASE AND CONSENT TO NOVATION

       Werner hereby consents and agrees to the Company's assumption of MIICA's rights, duties, liabilities and obligations with respect to the Policies. In consideration of such assumption, Werner hereby releases and discharges MIICA from any and all liability of whatever kind or character arising out of or in connection with the Policies.

                                  ARTICLE III

COVERAGE RESTRICTIONS

     Coverage for Property Damage and Bodily Injury under the Policies shall be limited to damages arising from an Occurrence which happened during the Policy Periods described in the Policies and is subject to the restrictions of Per Occurrence and Policy Aggregate Limits as stated in Schedule A. Coverage under this Agreement is further restricted by the Total Program Aggregate as stated below and to the exclusions under Article VI of this Agreement.

     Notwithstanding the terms of the Policies, coverage for Property Damage and Bodily Injury is subject to a Total Program Aggregate Limit as stated in the Indemnity Agreement attached hereto as Ex. B. Under no circumstances shall the total liability of the Company under this Agreement exceed the Total Program Aggregate Limit as stated in the Indemnity Agreement.

     Notwithstanding the terms of the Policies, coverage for Property Damage and Bodily Injury under the Policies shall not include damages incurred and paid by Werner and/or MICCA prior to the Effective Date. Coverage for Supplementary Payments with respect to any claim or suit shall be limited to work performed or costs and expenses incurred after the Effective Date.


                                   ARTICLE IV

INDEMNIFICATION

     The Company agrees to indemnify, defend, and hold MIICA and Werner harmless from any and all losses, liabilities, damages, actions, claims, demands, judgments, or expenses arising from or related to the Company's assumption of MIICA's rights, duties, liabilities and obligations under the Policies, but solely for those matters ocurring after the Effective Date.

     Werner agrees to indemnify, defend and hold the Company harmless from any and all losses, liabilities, damages, actions, claims, demands, judgments, or expenses arising from or related to any of MIICA's liabilities or obligations under policies of insurance not covered by this Agreement.

                                    ARTICLE V

CLAIMS HANDLING

     Werner represents and warrants that, as of the effective date of this Agreement, claims under the Policies are being handled by Werner Holding Company, Inc. a/k/a Pheonix Management Services, Inc. (the "Claims Handlers"), and Werner agrees that it shall not amend, modify or waive the provisions of any of its current agreements with the Claims Handlers (to the extent such provisions affect the handling of claims included within the liabilities assumed by the Company under this Agreement) without the Company's prior written consent.


                                   ARTICLE VI

CONSIDERATION

     The consideration for the Company's assumption of MIICA's obligations, duties and liabilities under this Agreement, shall be $_____________ payable by MIICA to the Company concurrently with the execution and delivery of this Agreement. Receipt of the consideration by the Company is a condition precedent to the Company's assumption of MIICA's obligations, duties and liabilities under this Agreement.


                                  ARTICLE VII

EXCLUSIONS

     This Agreement does not apply to and will not cover:

     1) Damages awarded by a court against Werner or the Claims Handlers where such damages are outside the provisions of the Policies and such damages are due to bad faith, fraud, or gross negligence of Werner or the Claims Handlers in the handling of a loss;

     2) Any risk not covered by the Policies;

     3) Any ex gratia payments.


                                  ARTICLE VIII

ACCESS TO RECORDS

     MIICA shall allow the Company or its agents or authorized representatives to inspect, at all reasonable times, or deliver to the Company upon request all records of MIICA relevant to claims, losses or legal proceedings which involve or are likely to involve the Policies assumed hereunder by the Company.

                                   ARTICLE IX

ERRORS AND OMISSIONS

     Any inadvertent error, omission or delay in complying with the terms and conditions of this AGREEMENT shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as practicable upon discovery.

                                   ARTICLE X

ARBITRATION CLAUSE

     All disputes or differences arising out of the interpretation of this AGREEMENT shall be submitted to the binding decision of two (2) Arbitrators, one to be chosen by each party, and in the event the Arbitrators fail to agree, to the decision of an Umpire to be chosen by the Arbitrators. The Arbitrators and Umpire shall be disinterested active or retired executive officials of Fire or Casualty Insurance or Reinsurance Companies. If either of the parties fails to appoint an Arbitrator within one (1) month after being required by the other party in writing to do so, or if the Arbitrators fail to appoint an Umpire, within one (1) month of receipt of a request in writing by either of them to do so, such Arbitrator or Umpire, as the case may be, shall at the request of either of them to do so, such Arbitrator or Umpire, as the case may be, shall at the request of either party be appointed by a Judge of the State Court of New York.

     The Arbitration proceedings shall take place New York, New York. The applicant shall submit its case within one (1) month after the appointment of the Court of Arbitration, and the respondent shall submit his reply within one (1) month after receipt of a claim. The Arbitrators and Umpire are relieved from all judicial formality and may abstain from following the strict rules of law.

     The Arbitrators and the Umpire shall not award punitive damages. They shall settle any dispute under this AGREEMENT according to an equitable rather than a strictly legal interpretation of its terms and their decision shall be provided to the parties in writing and shall be final and not subject to appeal. Judgement may be entered upon the award of the Arbitrators in any court having jurisdiction thereof.

     Each party shall bear the expenses of its Arbitrator and shall jointly and equally share with the other the expense of the Umpire and of the Arbitration.

     This Article shall survive the termination of this AGREEMENT.

                                   ARTICLE XI

TERMINATION

     It is agreed that neither party to this AGREEMENT may terminate this AGREEMENT.

                                  ARTICLE XII

NOTICE

     Any notice or other communication required to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if sent to the respective address shown below unless a change in address is received by the notifying party.

     NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
     attn: Risk Finance
     Operations Division
     70 Pine Street, 5th Floor
     New York, NY 10270

     WERNER HOLDING CO. (PA.), INC.


     MANUFACTURERS INDEMNITY AND INSURANCE COMPANY OF AMERICA


                                  ARTICLE XIII


MISCELLANEOUS

     A. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms hereof.

     B. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     C. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions(s) of this Agreement and any statute, law, ordinance or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail; provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions of this Agreement shall continue in full force and effect.

     D. This Agreement contains the full and complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and the parties acknowledge that neither is entering into this Agreement in reliance upon any term, condition, representation or warranty not stated herein and that this Agreement replaces any and all prior agreements whether oral or written, pertaining to the subject matter hereof.

     E. Any capitalized terms used but not defined herein shall have the same meaning as defined in the Policies.

     F. Whenever the text hereof requires the use of a singular term it shall include the appropriate plural term as the text of the instrument requires.

     G. All changes to this Agreement must be in writing and agreed to by the Parties.

     H. To the extent that any issues or disputes fall outside Article IX of this Agreement, this Agreement shall be governed by the laws of the State of New York and the parties hereto do irrevocably submit to the non-exclusive jurisdiction of the Courts in the State of New York and to the extent permitted by law the parties expressly waive all rights to challenge or otherwise limit such jurisdiction.

     I. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     J. It is understood and agreed that this Agreement is a manuscript Agreement that has been negotiated at arm's length and on equal footing as between the parties hereto, and that any dispute concerning the meaning of this Master Policy, or any term or condition hereof, shall be resolved without reference to the doctrine of contra proferentem or any related or similar doctrine.

     K. Each of the parties hereto represents that it has not assigned any of its rights under the Policies, and the signatories to this Agreements represent that they are fully authorized to execute the agreements and releases set forth herein on behalf of the respective parties hereto.

        The remainder of this page is left intentionally blank.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives in New York, New York this _________
day of         , 19_.


NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.


     By:    /s/
         ------------------------------------------------

     Title:
            ---------------------------------------------

     Address: 70 Pine Street New York, New York 10270.
              -------------------------------------------


WERNER HOLDING CO. (PA.), INC.

     By:    /s/
         ------------------------------------------------

     Title:
            ---------------------------------------------

     Address:
              -------------------------------------------

MANUFACTURERS INDEMNITY AND INSURANCE COMPANY OF
AMERICA

     By:    /s/
         ------------------------------------------------

     Title:
            ---------------------------------------------

     Address:
              -------------------------------------------